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The Joint Corp. Reports Third Quarter 2024 Financial Results

SCOTTSDALE, Ariz., November 7, 2024 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended
September 30, 2024.

Financial Highlights: Q3 2024 Compared to Q3 2023
●Grew revenue 2% to $30.2 million.
●Reported net loss of $3.2 million, including $3.8 million in loss on disposition or impairment, compared to net loss of $716,000, including loss on disposition or impairment of $905,000.
●Reported Adjusted EBITDA of $2.4 million, compared to $2.9 million.
●Increased system-wide sales1 8% to $129.3 million.
●Reported system-wide comp sales2 of 4%.
●Sold 7 franchise licenses in both Q3 2024 and Q2 2024, compared to 12 in Q3 2023, reflecting the impact of the refranchising process.
●Increased the total clinic count to 963 – 838 clinics franchised and 125 clinics company-owned or managed – at September 30, 2024. During Q3 2024, The Joint
○Opened 14 franchised clinics;
○Refranchised one clinic; and
○Closed 11 clinics: three franchised being relocated, three non-traditional corporate units on Airforce bases; as well as three franchised and two company-owned or managed that were underperforming.

“As the category leader with a premier national brand, attractive asset-light franchise model and approximately 1% share of the $8.5 billion being spent annually out-of-pocket on chiropractic care, The Joint’s long-term opportunities far exceed the near-term consumer headwinds,” said President and Chief Executive Officer of The Joint Corp. Sanjiv Razdan. “To lead The Joint’s next phase of growth, I will leverage my strategic business acumen, branding expertise and extensive experience leading successful multi-site consumer service companies and franchise businesses. The board and I are committed to our refranchising efforts; elevating patient care; ensuring strong clinic economics; strengthening our people, capability and culture; and fueling innovation to drive growth and improve profitability. With the power behind The Joint franchise concept, our strategies to improve clinic economics, increase patient count, and drive growth will increase profitability and create shareholder value. I am confident we will emerge a stronger company.”

Financial Results for Third Quarter Ended September 30, 2024 Compared to September 30, 2023
Revenue was $30.2 million in the third quarter of 2024, compared to $29.5 million in the third quarter of 2023. Cost of revenue was $2.8 million, compared to $2.6 million in the third quarter of 2023, reflecting the associated higher regional developer royalties and commissions.

1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Selling and marketing expenses were $4.8 million, compared to $4.3 million, reflecting the timing of advertising spend. Depreciation and amortization expenses decreased 47% for the third quarter of 2024, as compared to the prior year period, primarily due to the impact of corporate clinics that are being held for sale in connection with the refranchising efforts.

General and administrative expenses were $20.8 million, up from $20.2 million in the third quarter of 2023.

Loss on disposition or impairment was $3.8 million, related to the quarterly impairment analysis of clinics held for sale as part of the refranchising efforts, compared to $905,000 in the third quarter of 2023.

Income tax expense was $63,000, compared to income tax benefit of $188,000 in the third quarter of 2023. Net loss was $3.2 million, including $3.8 million loss on disposition or impairment, or $0.21 loss per share. This compares to net loss of $716,000, including the $905,000 loss on disposition or impairment, or $0.05 loss per share, in the third quarter of 2023.

Adjusted EBITDA was $2.4 million, compared to $2.9 million the third quarter of 2023.

Financial Results for Nine Months Ended September 30, 2024 Compared to September 30, 2023
Revenue was $90.2 million in the first nine months of 2024, compared to $87.1 million in the same period of 2023. Net loss was $5.8 million, including $5.6 million loss on disposition or impairment and $1.5 million in employee litigation in the second quarter of 2024, or $0.39 loss per share. This compares net income for the first nine months of 2023 of $1.3 million, including the $3.9 million in other income related to the net employee retention credit and $1.1 million of loss on disposition or impairment, or $0.09 earnings per diluted share.

Adjusted EBITDA was $8.1 million for the nine months ended September 30, 2024 compared to $8.2 million for the same period of 2023.

Balance Sheet Liquidity
Unrestricted cash was $20.7 million at September 30, 2024, compared to $18.2 million at December 31, 2023. Cash flow for the nine-month period ended September 30, 2024 includes $5.3 million from operations and the net proceeds of the sales of clinics offset by ongoing IT capex and the $2.0 million first quarter 2024 repayment of the line of credit to JP Morgan Chase. Through this facility, we have retained immediate access to $20 million through February 2027.

2024 Guidance
The company adjusted its guidance to account the potential impact of ongoing consumer headwinds.

●System-wide sales are expected to be between $525 million and $535 million, adjusted from $530 million and $545 million and compared to $488.0 million in 2023.
●System-wide comp sales for all clinics open 13 months or more are expected to be between 3% and 4% adjusted from in the mid-single digits in 2024 and compared to 4% in 2023.
●New franchised clinic openings, excluding the impact of refranchised clinics, are expected to be between 55 and 60, adjusted from 60 and 75 and compared to 104 in 2023.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, November 7, 2024, after the market close. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 1-(833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 3620356.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and other income related to employee retention credits.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this press release include, among others, our belief that our long-term opportunities far exceed the near-term consumer headwinds; our commitment to our refranchising efforts, elevating patient care, ensuring strong clinic economics, strengthening our people, capability and culture, and fueling innovation to drive growth and improve profitability; our confidence that with the power behind The Joint franchise concept, our strategies to improve clinic economics, increase patient count and drive growth, we will emerge a stronger company; and our expectations for 2024 system-wide sales, system-wide comp sales for all clinics open 13 months or more, and new franchised clinic openings, excluding the impact of refranchised clinics. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, which has increased our costs and which could otherwise negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance for millions of patients seeking pain relief and ongoing wellness. With over 900 locations nationwide and more than 13 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Consistently named to Franchise Times "Top 500+ Franchises" and Entrepreneur's "Franchise 500" lists and recognized by FRANdata with the TopFUND award, as well as Franchise Business Review's "Top Franchise for 2023," "Most Profitable Franchises" and "Top Franchises for Veterans" ranking, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,737,769	$18,153,609
Restricted cash	1,257,667	1,060,683
Accounts receivable, net	4,295,663	3,718,924
Deferred franchise and regional development costs, current portion	1,052,391	1,047,430
Prepaid expenses and other current assets	2,492,653	2,439,837
Assets held for sale	25,334,715	17,915,055
Total current assets	55,170,858	44,335,538
Property and equipment, net	6,084,785	11,044,317
Operating lease right-of-use asset	7,727,105	12,413,221
Deferred franchise and regional development costs, net of current portion	4,688,487	5,203,936
Intangible assets, net	—	5,020,926
Goodwill	4,237,945	7,352,879
Deferred tax assets ($1.1 million and $1.1 million attributable to VIEs as of September 30, 2024 and December 31, 2023)	963,658	1,031,648
Deposits and other assets	725,984	748,394
Total assets	$79,598,822	$87,150,859

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,526,384	$1,625,088
Accounts payable due to related parties (Note 13)	375,000	—
Accrued expenses	4,093,722	1,963,009
Co-op funds liability	1,257,667	1,060,683
Payroll liabilities ($0.7 million and $0.7 million attributable to VIEs as of September 30, 2024 and December 31, 2023)	6,107,071	3,485,744
Operating lease liability, current portion	3,222,887	3,756,328
Finance lease liability, current portion	26,312	25,491
Deferred franchise fee revenue, current portion	2,535,825	2,516,554
Deferred revenue from company clinics ($3.2 million and $1.6 million attributable to VIEs as of September 30, 2024 and December 31, 2023)	3,183,396	4,463,747
Upfront regional developer Fees, current portion	291,707	362,326
Other current liabilities	544,250	483,249
Liabilities to be disposed of ($1.4 million and $3.6 million attributable to VIEs as of September 30, 2024 and December 31, 2023)	15,124,554	13,831,863
Total current liabilities	38,288,775	33,574,082
Operating lease liability, net of current portion	6,157,147	10,914,997
Finance lease liability, net of current portion	18,172	38,016
Debt under the Credit Agreement	—	2,000,000
Deferred franchise fee revenue, net of current portion	12,680,360	13,597,325
Upfront regional developer fees, net of current portion	743,578	1,019,316
Other liabilities ($1.2 million and $1.2 million attributable to VIEs as of September 30, 2024 and December 31, 2023)	1,235,241	1,235,241
Total liabilities	59,123,273	62,378,977

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES CONDENSED CONSOLIDATED BALANCE SHEETS (CONT)
	September 30, 2024	December 31, 2023
LIABILITIES AND STOCKHOLDERS' EQUITY (CONT’)	(unaudited)
Commitments and contingencies (Note 10)
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,991,462 shares issued and 14,958,447 shares outstanding as of September 30, 2024 and 14,783,757 shares issued and 14,751,633 outstanding as of December 31, 2023	14,991	14,783
Additional paid-in capital	49,025,751	47,498,151
Treasury stock 33,015 shares as of September 30, 2024 and 32,124 shares as of December 31, 2023, at cost	(870,058)	(860,475)
Accumulated deficit	(27,720,135)	(21,905,577)
Total The Joint Corp. stockholders' equity	20,450,549	24,746,882
Non-controlling Interest	25,000	25,000
Total equity	20,475,549	24,771,882
Total liabilities and stockholders' equity	$79,598,822	$87,150,859

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Revenues from company-owned or managed clinics	$17,544,658	$17,882,303	$52,730,898	$52,813,098
Royalty fees	7,870,033	7,143,791	23,303,907	21,181,973
Franchise fees	697,688	754,029	2,072,665	2,179,822
Advertising fund revenue	2,247,663	2,050,106	6,654,974	6,043,563
Software fees	1,431,321	1,301,577	4,233,133	3,746,394
Other revenues	407,127	342,143	1,185,640	1,117,103
Total revenues	30,198,490	29,473,949	90,181,217	87,081,953
Cost of revenues:
Franchise and regional development cost of revenues	2,450,400	2,228,689	7,250,351	6,605,964
IT cost of revenues	372,867	375,411	1,115,663	1,068,332
Total cost of revenues	2,823,267	2,604,100	8,366,014	7,674,296
Selling and marketing expenses	4,762,395	4,301,017	14,050,343	13,169,079
Depreciation and amortization	1,239,233	2,349,206	4,166,952	6,893,529
General and administrative expenses	20,754,264	20,212,750	63,588,864	60,156,022
Total selling, general and administrative expenses	26,755,892	26,862,973	81,806,159	80,218,630
Net loss on disposition or impairment	3,805,218	904,923	5,602,641	1,114,738
Loss from operations	(3,185,887)	(898,047)	(5,593,597)	(1,925,711)
Other income (expense), net	83,333	(6,244)	198,873	3,708,399
Income (loss) before income tax expense	(3,102,554)	(904,291)	(5,394,724)	1,782,688
Income tax (benefit) expense	62,585	(188,018)	419,834	493,286
Net (loss) income	$(3,165,139)	$(716,273)	$(5,814,558)	$1,289,402
Earnings (loss) per share:
Basic (loss) earnings per share	$(0.21)	$(0.05)	$(0.39)	$0.09
Diluted (loss) earnings per share	$(0.21)	$(0.05)	$(0.39)	$0.09
Basic weighted average shares	14,959,132	14,790,663	14,903,726	14,666,222
Diluted weighted average shares	15,192,379	15,015,953	15,138,148	14,931,474

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(5,814,558)	$1,289,402
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,166,952	6,893,529
Net loss on disposition or impairment (non-cash portion)	5,602,641	1,114,738
Net franchise fees recognized upon termination of franchise agreements	(99,966)	(170,720)
Deferred income taxes	67,990	187,062
Stock based compensation expense	1,475,710	1,209,296
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	240,981	258,145
Prepaid expenses and other current assets	(53,888)	(504,203)
Deferred franchise costs	456,894	166,078
Deposits and other assets	15,710	(15,377)
Assets and liabilities held for sale, net	(2,147,354)	—
Accounts payable	276,296	(1,244,767)
Accrued expenses	1,255,713	1,279,949
Payroll liabilities	2,621,327	1,844,943
Deferred revenue	(1,504,305)	(551,226)
Upfront regional developer fees	(346,357)	(496,730)
Other liabilities	(928,850)	34,638
Net cash provided by operating activities	5,284,936	11,294,757

Cash flows from investing activities:
Proceeds from sale of clinics	374,100	—
Acquisition of CA clinics	—	(1,050,000)
Purchase of property and equipment	(901,394)	(3,833,148)
Net cash used in investing activities	(527,294)	(4,883,148)

Cash flows from financing activities:
Payments of finance lease obligation	(19,013)	(18,227)
Purchases of treasury stock under employee stock plans	(9,583)	(3,832)
Proceeds from exercise of stock options	52,098	202,386
Repayment of debt under the Credit Agreement	(2,000,000)	—
Net cash provided by (used in) financing activities	(1,976,498)	180,327

Increase in cash, cash equivalents and restricted cash	2,781,144	6,591,936
Cash, cash equivalents and restricted cash, beginning of period	19,214,292	10,550,417
Cash, cash equivalents and restricted cash, end of period	$21,995,436	$17,142,353

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2024	September 30, 2023
Cash and cash equivalents	$20,737,769	$16,050,137
Restricted cash	1,257,667	1,092,216
Cash, cash equivalents and restricted cash, end of period	$21,995,436	$17,142,353

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATION FROM GAAP TO NON-GAAP
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP Financial Data:
Net (loss) income	$(3,165,139)	$(716,273)	$(5,814,558)	$1,289,402
Net interest expense	(83,333)	6,244	(198,873)	70,905
Depreciation and amortization expense	1,239,233	2,349,206	4,166,952	6,893,529
Tax expense (benefit)	62,585	(188,018)	419,834	493,286
EBITDA	(1,946,654)	1,451,159	(1,426,645)	8,747,122
Stock compensation expense	430,250	526,069	1,475,710	1,209,296
Acquisition related expenses	—	15,222	478,710	873,214
Loss on disposition or impairment	3,805,218	904,923	5,602,641	1,114,738
Restructuring costs	153,182	—	454,457	—
Litigation expenses	(9,000)	—	1,481,000	—
Other income related to the ERC	—	—	—	(3,779,304)
Adjusted EBITDA	$2,432,996	$2,897,373	$8,065,873	$8,165,066